Exhibit 10.5

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT 3
TO
COLLABORATION AND COMMERCIAL LICENSE AGREEMENT
This Amendment 3 to Collaboration and Commercial License Agreement (“Amendment 3”) is entered into as of the 28th day of February, 2017 (the “Amendment 3 Effective Date”) by and between Mersana Therapeutics, Inc., a Delaware corporation, having its principal place of business at 840 Memorial Drive Cambridge, MA 02139 (hereinafter referred to as “Mersana”) and Merck KGaA, a corporation with general partners having its principal place of business at Frankfurter Str. 250, 64293 Darmstadt, Germany (hereinafter referred to as “Merck,” and together with Mersana, the “Parties”). This Amendment 3 amends that certain Collaboration and Commercial License Agreement by and between Mersana and Merck dated June 23, 2014, as amended on June 1, 2016 (“Amendment 1”) and on August 12, 2016 (“Amendment 2”) (together the “Original Agreement,” and together with this Amendment 3, the “Agreement”). Capitalized terms used but not defined in this Amendment 3 will have the definition set forth in the Original Agreement.
RECITALS
WHEREAS, the Parties wish to amend the Original Agreement as set forth in this Amendment 3;
WHEREAS, Merck has previously designated [**] as the Reserved Target in accordance with the terms of the Original Agreement; and
NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1 — AMENDMENTS
1.1 New Definitions. The following new definitions are hereby added to Article 1 of the Original Agreement in alphabetical order:
(a) “Amendment 3 Effective Date” means February 28, 2017.
(b) “[**] Designated Target Initial Research Period” is defined in Section 2.6.
1.2 Designation of [**] Designated Target. Notwithstanding Section 2.4.1.5 of the Original Agreement, Merck hereby designates the Reserved Target as the [**] Designated Target and Mersana hereby agrees to such designation. Schedule 2.4.1 of the Original Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
1.3 Research Plan and Research Program for the [**] Designated Target. Notwithstanding Sections 2.4.1.5 and 2.2.3 of the Original Agreement, the Research Plan for the [**] Designated Target is attached hereto as Exhibit B and is hereby approved by the Parties. Notwithstanding Section 2.3 of the Original Agreement, the Research Program for [**] Designated Target shall commence as of the Amendment 3 Effective Date.
1.4 Replacement of [**] Designated Target. Section 2.4.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“2.4.3. Replacement of Designated Targets. During the Research Program Term for a Research Program, in the event that the Project Leaders reasonably determine that it is [**] in accordance with the applicable Research Plan using at least one of the Merck Antibodies provided thereunder, the Project Leaders will promptly notify Merck in writing thereof. Merck may, at any time within [**] following receipt of such notice, designate a new Designated Target in accordance with Section 2.4.2 to replace the original Designated Target without using an additional of the overall [**] options to designate an Antigen as a new Designated Target pursuant to Section 2.4.1. The original Designated Target will no longer be deemed to be a Designated Target, and Merck will have no further right or license under this Agreement with respect to the original Designated Target. Within [**] after the expiration of the [**] Designated Target Initial Research Period, Merck may designate a new Designated Target in accordance with Section 2.4.2 to replace the original [**] Designated Target and after such designation the original [**] Designated Target will no longer be deemed to be a Designated Target, and Merck will have no further right or license under this Agreement with respect to the original [**] Designated Target.”
1.5 Initial [**] Designated Target Research. The following new Section 2.6 is hereby inserted immediately following Section 2.5.4.4 of the Original Agreement.
“2.6. Initial [**] Designated Target Research. Following the Amendment 3 Effective Date, Mersana shall prepare and deliver ADCs Directed to the sixth Designated Target as set forth under “Initial ADC Preparation and Delivery” in the Research Plan for the sixth Designated Target. During the [**] period following delivery of such ADCs to Merck in accordance with the Research Plan (the “[**] Designated Target Initial Research Period”), Merck shall conduct the activities set forth under “Initial In Vitro Assessment” in the Research Plan and shall promptly provide Mersana with all data resulting from such activities.”
ARTICLE 2 — ACKNOWLEDGEMENT OF PRIOR DESIGNATIONS
2.1 Prior Designated Targets. The Parties hereby acknowledge and agree that the first, second, third, fourth and fifth Designated Targets have been designated in accordance with the Original Agreement prior to the Amendment 3 Effective Date and that this Amendment 3 shall have no effect on such prior designations.
ARTICLE 3 — MISCELLANEOUS
3.1 Effectiveness. Except as set forth in this Amendment 3, all terms and conditions of the Original Agreement are hereby ratified and shall remain in full force and effect. Amendments made pursuant to this Amendment 3 shall be effective as of the Amendment 3 Effective Date.
3.2 Conflicts. In the event of a conflict between a provision of the Original Agreement and a provision of this Amendment 3, the provisions of this Amendment 3 will control to the extent of such conflict.
3.3 Counterparts. This Amendment 3 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be signed or delivered by facsimile or electronically scanned signature page.
(The remainder of this page has been intentionally left blank. The signature page follows.)

IN WITNESS WHEREOF, the Parties have executed this Amendment 3 to be effective as of the Amendment 3 Effective Date.

MERSANA THERAPEUTICS, INC.

By:	/s/ Eva M. Jack

Name:	Eva M. Jack

Title:	Chief Business Officer

MERCK KGaA

By:	/s/ i.V. Axel Hoffmann

Name:	Axel Hoffman

Title:	Director Alliance Management Global Business Development & Alliance Management

By:	/s/ i.V. Tobias Greven

Name:	Tobias Greven

Title:	Head of BD Legal Healthcare
Signature Page to Amendment 3 to Collaboration and Commercial License Agreement

Exhibit A

SCHEDULE 2.4.1

DESIGNATED TARGETS

#	Target	Definition	OMIM	SwissProt
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]		[**]
[**]	[**]	[**]		[**]
[**]	[**]	[**]		[**]

Exhibit B

Research Plan for Sixth Designated Target

SCHEDULE 2.2.3-5

PROPOSED RESEARCH PLAN FOR [**] ([**] Designated Target)

Description of Work Flow Steps
[**]

EXHIBIT 1.1.98

PERFORMANCE SPECIFICATIONS for [**] (Sixth Designated Target)

Parameter	Analysis	Methods
[**]	[**] [**] [**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]